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                    SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                       (AMENDMENT No.    )
                                      ---

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             STEEL TECHNOLOGIES INC.
        -----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        -----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

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     (2)  Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     offsetting  fee was  paid  previously.  Identify  the  previous  filing  by registration statement number, or the Form or Schedule and the date of its filing.
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



                             STEEL TECHNOLOGIES INC.



                    Notice of Annual Meeting of Shareholders
                         To Be Held on January 26, 2006


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STEEL TECHNOLOGIES INC. (the "Company") will be held at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, on Thursday, January 26, 2006 at 9:00 A.M. (Eastern Standard Time), for the following purposes:

(1)  To elect one class of three directors for a term expiring in 2009;

(2) To consider and act upon a proposal to adopt the 2006 Restricted Stock Plan; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 2, 2005 are entitled to notice of, and to vote at, the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 19, 2006, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of, and to vote at, any such adjournments. The transfer books will not be closed.



                                          By Order of the Board of Directors



                                          JOHN M. BAUMANN, JR.
                                          Secretary


15415 Shelbyville Road
Louisville, Kentucky 40245
December 16, 2005




--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.
--------------------------------------------------------------------------------

                             STEEL TECHNOLOGIES INC.
                             15415 Shelbyville Road
                           Louisville, Kentucky 40245

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Steel Technologies Inc., a Kentucky corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. (Eastern Standard Time), on Thursday, January 26, 2006, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

     Shares represented by duly executed proxies in the accompanying form received prior to the meeting, and not revoked, will be voted at the meeting, or at any adjournments within 120 days thereof, in accordance with the choices specified on the ballot. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for the nominees for election as directors and in favor of the proposed adoption of the 2006 Restricted Stock Plan. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date, or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

     The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

     The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposal to adopt the 2006 Restricted Stock Plan. Votes withheld from the election of any nominee for director, abstentions and broker non-votes (that is, shares held in the name of a brokerage firm for which the broker lacks discretionary voting authority) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and will not be entitled to vote with respect to that matter.

     This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about December 16, 2005.

                                VOTING SECURITIES

     Only shareholders of record at the close of business on December 2, 2005 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of December 2, 2005, there were 12,938,428 shares of the Company's Common Stock outstanding and entitled to vote.

     Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting, except that cumulative voting applies in the election of directors. Under cumulative voting, the holder of each share of Common Stock has the right to cast as many votes in the aggregate as he owns shares of such stock, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of such votes for one nominee or distribute such votes in any proportion among two or more nominees.

     The following table sets forth certain information regarding those persons known to management of the Company to own of record or beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock and the ownership of such Common Stock by all directors and officers of the Company as a group:

                                           Amount and Nature      Percent
                                             of Beneficial          of
         Name and Address                 Ownership (1)(2)(3)    Class (1)
         ----------------                 -------------------    ---------

Lord, Abbett & Co. .......................     2,162,995 (4)       16.72%
   90 Hudson St.
   Jersey City, New Jersey  07302

Dimensional Fund Advisors Inc.............     1,072,405 (5)        8.29%
   1299 Ocean Avenue, 11th floor
   Santa Monica, California 90401

Coghill Capital Management, LLC...........       927,913 (6)        7.17%
   One North Wacker Drive, Suite 4725
   Chicago, IL  60606

Wellington Management Company, LLP........       895,100 (7)        6.92%
   75 State Street
   Boston, Massachusetts 02109

Royce & Associates, LLC...................       853,300 (8)        6.60%
   1414 Avenue of the Americas
   New York, NY  10019

All directors and officers
   as a group (23 persons)................     1,706,699 (9)       13.01%

--------------------

(1) Except as otherwise indicated, the table reflects share ownership and the percentage of such ownership as of December 2, 2005.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3)  Information with respect to beneficial ownership has been obtained from the
     Company's   shareholder   records   and  from   information   provided   by
     shareholders.

(4) Based upon a Schedule 13F, filed on September 30, 2005, with the Securities and Exchange Commission by Lord, Abbett & Co. Includes 2,162,995 held with sole voting power.

(5)  Based upon a Schedule 13F, filed on September 30, 2005, with the Securities
     and  Exchange   Commission  by  Dimensional  Fund  Advisors  Inc.  Includes
     1,053,605 shares held with sole voting power.

(6) Reflects ownership as of December 9, 2005, including 26,000 shares subject to outstanding call options all of which are presently exercisable.

(7) Based upon a Schedule 13F, filed on September 30, 2005, with the Securities and Exchange Commission by Wellington Management Company, LLP. Includes 308,700 shares held with sole voting power.

(8) Based upon a Schedule 13F, filed on September 30, 2005, with the Securities and Exchange Commission by Royce & Associates, LLC. Includes 853,300 shares held with sole voting power.

(9) Reflects ownership as of December 2, 2005 including 176,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

     See "Election of Directors" below for share ownership information with respect to nominees for election as directors and continuing directors.

                          ITEM I. ELECTION OF DIRECTORS

     The Board of Directors is presently divided into three classes consisting of three directors in each class. Each class is elected for a three-year term expiring in successive years. In compliance with The Nasdaq Stock Market listing requirements, a majority of the nine-member Board of Directors, five, are independent.

     The nominees for election as Class I directors, recommended for nomination by the independent members of the Board of Directors, are Messrs. Jimmy Dan Conner, Andrew J. Payton, and Mark G. Essig. The shareholders at the 2003 Annual Meeting elected all for a three-year term expiring at the 2006 Annual Meeting. If elected, Messrs. Conner, Payton, and Essig will hold office for a three-year term expiring in 2009 and until their respective successors have been elected and qualified.

     Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the three nominees receiving the greatest number of votes for Class I directors will be deemed elected directors. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the three nominees for Class I directors. In the event that any of the nominees become unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

     The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.

                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 2, 2005
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- --------------

Nominees for Directors
Class I
(Term Expiring in 2009)

Jimmy Dan Conner......................   52    1995       18,009 (1)    *
    Vice President, Branch Banking &
    Trust Insurance Services, Inc.

Andrew J. Payton......................   47    1997       12,244        *
    Owner and President,
    Payton & Associates
    (executive and professional
    recruiting services)

Mark G. Essig.........................   47    2003       10,080        *
    President &
    Chief Executive Officer,
    Barjan Products, LLC

Continuing Directors
Class II
(Term Expiring in 2007)

Michael J. Carroll....................   48    1992      108,776 (2)    *
    President &
    Chief Operating Officer

Stuart N. Ray.........................   43    2002      324,022 (3)  2.50%
    Vice-President of the Company;
    President & Chief Operating
    Officer of Mi-Tech Steel, Inc.

William E. Hellmann...................   56    1985        9,248 (4)    *
    Member, Stites & Harbison, PLLC

                                       4



                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 2, 2005
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- -------------
Class III
(Term Expiring in 2008)

Merwin J. Ray.........................   76    1971      549,404 (5)  4.25%
    Founding Chairman

Bradford T. Ray.......................   47    1989      507,220 (6)  3.89%
    Chairman of the Board &
    Chief Executive Officer

Doug A. Bawel  .......................   50    1999       20,081 (7)    *
    President & Chief Executive
    Officer, Jasper Engine &
    Transmission Exchange

-----------------------
*  Less than 1%

(1) Includes 3,390 shares, the receipt of which has been deferred under the non-employee directors' stock plan.

(2) Includes 12,407 shares held by Mr. Carroll's children. Also includes 16,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(3) Includes 3,840 shares held by Mr. Stuart Ray's wife, 46,116 shares held by Mr. Ray's children, and 6,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(4) Includes 1,695 shares, the receipt of which has been deferred under the non-employee directors' stock plan.

(5)  Includes 28,844 shares held by Mr. Merwin Ray's wife.

(6) Includes 4,985 shares held by Mr. Bradford Ray's wife; 53,241 shares held by Mr. Ray's children; and 85,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(7)  Includes 5,782 shares held by Mr. Bawel's grandchildren.

Nominees for Directors

     Mr.  Jimmy  Dan  Conner  is a Vice  President  of  Branch  Banking  & Trust
Insurance  Services,  Inc.  ("BB&T").  Mr.  Conner was  President  of Old Colony
Insurance Service, Inc., Crestwood, Kentucky from January 1993 prior to Old Colony Insurance Services being acquired by BB&T on May 1, 2003.

     Mr. Andrew J. Payton is the Owner and President of Payton & Associates, an executive and professional recruiting and consulting firm located in Louisville, Kentucky. He has been Owner and President since October 1995. Mr. Payton has also served as Chief Marketing Officer of the law firm Wyatt Tarrant & Combs LLC in Louisville, Kentucky since November 2004.

     Mr. Mark G. Essig is the current President & Chief Executive Officer of Barjan Products, LLC in Rock Island, Illinois. He has held that position since September 2002. He previously held the positions of President & Chief Executive Officer of GS Industries, Inc. from 1998 to 2002 and Chairman from 2000 to 2002. He was also Executive Vice President of AK Steel Corp. from 1992 to 1997.

Continuing Directors

     Mr. Michael J. Carroll has served as President & Chief Operating Officer of the Company since November 1999. He previously held the position of Executive Vice President from January 1995 to November 1999. He also serves as a Director of Mi-Tech Steel, Inc., a corporate joint venture owned 50% each by the Company and by Mitsui Steel Development Co., Inc.

     Mr. Stuart N. Ray has served as Vice President of Steel Technologies since 1995. He has served as President & Chief Operating Officer and a Director of Mi-Tech Steel, Inc. since 1995.

     Mr. William E. Hellmann is a member in the law firm of Stites & Harbison, PLLC, Louisville, Kentucky. Stites & Harbison serves as an outside counsel to the Company.

     Mr. Merwin J. Ray has served as Founding Chairman since January 2002. He previously held the position of Chairman of the Board from the inception of the Company in 1971 to January 2002 and Chief Executive Officer from May 1985 to November 1999. Mr. Ray is the father of Bradford T. Ray, Chairman of the Board & Chief Executive Officer of the Company and Stuart N. Ray, Director and Vice President of the Company.

     Mr. Bradford T. Ray has served as Chairman of the Board since January 2002 and Chief Executive Officer of the Company since November 1999. He previously held the positions of President & Chief Operating Officer from November 1994 to November 1999. He also serves as a Director of Mi-Tech Steel, Inc.

     Mr. Doug A. Bawel has served as President & Chief Executive Officer of Jasper Engine & Transmission Exchange since 1987. He has over 25 years in the automotive industry and is a well-known lecturer on the subject of the automotive aftermarket.

Meetings of the Board

     The Board of Directors met four times during fiscal 2005. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members. The Company's policy is that all directors are expected to attend the annual shareholder meeting. Eight of the nine directors attended the last annual meeting held in January 2005.

Committees of the Board

     The Board of Directors has standing Compensation and Audit Committees. Each member of the Committees is independent as defined in the listing standards of The Nasdaq Stock Market, on which the Company's common stock is listed.

     The Compensation Committee is chaired by Mr. Essig and includes Messrs. Conner, Payton, and Bawel. The Compensation Committee, which met four times in fiscal 2005, considers, approves, and recommends to the Board of Directors the compensation of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock option plans, including the granting of stock options under such plans.

     The Audit Committee, which met seven times in fiscal 2005, is chaired by Mr. Payton, and includes Messrs. Essig and Bawel. The Board of Directors has determined that Mr. Essig is an "Audit Committee financial expert" as defined by applicable legislation and regulations and is independent as defined by the listing standards of The Nasdaq Stock Market. The principal functions and responsibilities of the Audit Committee are to (i) assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct, (ii) appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company, (iii) resolve any disagreements between management and the independent auditor regarding financial reporting, (iv) pre-approve all auditing and permissible non-audit services, (v) retain independent counsel, accountants, or others to advise the Audit Committee or assist in the conduct of an investigation, (vi) seek any information it requires from employees-all of whom are directed to cooperate with the Audit Committee's requests-or external parties, and (vii) meet with company officers, internal and external auditors, or outside counsel, as necessary. The Audit Committee has operated under a written charter adopted by the Board of Directors in 2000 and revised in 2003 and 2005. A copy of the current Audit Committee charter is attached as Attachment A to this Proxy Statement.

     The independent directors, acting as a group, fulfill the role and responsibilities of a nominating committee. After receipt of recommendations from the Chairman of the Board and any shareholders, the independent directors evaluate the qualifications of candidates recommended to serve as new directors, evaluate incumbent directors recommended to be re-nominated, and recommend all such approved candidates to the Board for nomination to the Company's shareholders. Any shareholder who wishes to recommend a candidate for director should submit the candidate's name and qualifications to serve as a director to the independent directors in care of the corporate secretary. The independent directors evaluate all recommended candidates based upon whether each individual is of high personal and professional integrity and the ability of each to contribute to the Board's effectiveness in serving the interests of the Company's shareholders.

 Compensation Committee Interlocks and Insider Participation

     In fiscal 2005, none of the executive officers of the Company served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or Compensation Committee.

Independence and Compensation of Directors

     The Board of Directors has determined that Messrs. Bawel, Conner, Essig, Hellmann and Payton are independent directors as defined by the listing standards of The Nasdaq Stock Market and have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors, who are not officers or employees of the Company, receive a fee of $7,500 per quarterly board meeting for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their fee in the form of shares of Steel Technologies Common Stock. Any nonemployee director may elect to receive all of the remaining portion of their fee in the form of Common Stock. In addition, the Audit Committee Chair receives a cash fee of $1,500, Audit Committee members receive a cash fee of $1,000, and the Compensation Committee Chair receives a cash fee of $1,000 for attendance at each quarterly meeting of their respective committees.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. An officer, Mr. Bellino, did not timely file, by less than one week, one such report covering one transaction in connection with the exercise of stock options. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all other of its officers and directors were complied with during fiscal 2005.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth cash and certain other compensation for the fiscal years ended September 30, 2005, 2004, and 2003 paid or accrued by the Company, and its subsidiaries, as well as the stock awards granted, to the Company's Chief Executive Officer and its other Executive Officers.

                                             Summary Compensation Table

                                                                                   Long-Term
                                              Annual Compensation                Compensation
                                              -------------------                ------------
                                                                                  Securities
                                                                                  Underlying
       Name and                                             Other Annual         Stock Option          All Other
  Principal Position        Year      Salary      Bonus     Compensation       Awards (# shares)   Compensation (2)
  ------------------        ----      ------      -----     ------------       -----------------   ----------------

Bradford T. Ray            2005     $290,000   $695,000         (1)                   0             $ 44,325
 Chairman of the Board &   2004      285,000    570,000      $207,604 (3)             0              187,983
 Chief Executive Officer   2003      267,500    153,872       234,211 (3)          30,000             22,503

Michael J. Carroll         2005      250,000    608,129       136,315 (4)             0              169,241
 President &               2004      246,250    492,500         (1)                   0              175,976
 Chief Operating Officer   2003      233,250    134,638         (1)                20,000             18,954

Joseph P. Bellino          2005      178,646    286,689         (1)                   0               23,226
 Chief Financial Officer & 2004      177,396    298,715         (1)                   0               20,770
 Treasurer                 2003      172,646     57,702         (1)                12,000             14,756

Brad A. Goranson           2005      150,000    217,189         (1)                   0               12,306
 Senior Vice President -   2004      147,250    227,489         (1)                   0               15,919
    Sales                  2003      137,750     48,085         (1)                15,000              9,979


Howard F. Bates, Jr.       2005      144,800    173,751         (1)                   0               21,535
 Vice President -          2004      144,800    209,677         (1)                   0               23,343
 Technical Services        2003      144,800     57,702         (1)                 5,000             18,532




(1)  Amount does not exceed 10% of salary and bonus.

(2) Amount reported for each individual includes the company contribution to the Company's 401(k) defined contribution plan, Nonqualified Deferred Compensation Plan, and the Company's long term care program.

(3) Amount includes $175,000 retention bonus in 2004 and 2003 and, for imputed interest income and gross-up of taxes on that interest required by the Employment Agreement, $20,496 in 2004 and $45,241 in 2003.

(4) Amount includes one-half of an execution bonus received pursuant to the Employment Agreement entered into on November 19, 2004 between the Company and Mr. Carroll.

Employment Agreement

     Effective November 19, 2004, the Company entered into an Employment Agreement with Michael J. Carroll (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Carroll will serve as President and Chief Operating Officer of the Company at an annual base salary of $250,000, subject to an annual review by the Compensation Committee to determine whether an increase is advisable.

In addition to his base salary, Mr. Carroll is eligible to participate in the Company's cash bonus plan and other employee benefit plans available to the Company's executive officers. The Employment Agreement has a term of five years and two months and, pursuant to its terms, Mr. Carroll received a $250,000 execution bonus upon entering into the Employment Agreement, half in cash and half contributed to his nonqualified deferred compensation account. The Employment Agreement provides that Mr. Carroll shall receive retention bonuses in the amount of $100,000, half in cash and half contributed to his nonqualified deferred compensation account, on January 15, 2006, 2007, 2008, 2009, and 2010 payable if, and only if, Mr. Carroll is employed by the Company on each corresponding date. The Employment Agreement provides that, if Mr. Carroll terminates his own employment during the five-year and two month term of the Employment Agreement or the Company terminates Mr. Carroll "for cause," Mr. Carroll would be prohibited from competing, directly or indirectly, with the Company as defined in the Employment Agreement. The Employment Agreement provides that, if the Company terminates Mr. Carroll "without cause," he shall be entitled to receive a lump sum benefit equal to one time the sum of his base salary and an amount equal to all bonuses paid to him by the Company for the 12 month period immediately preceding the date of his termination. If Mr. Carroll becomes disabled or dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance or other Company's employee benefit plans, the Company will pay to Mr. Carroll or his estate a benefit equal to 50% of his base salary plus an amount equal to all bonuses he would have received through the end of the next four fiscal quarters. If Mr. Carroll dies, becomes disabled, or has his employment terminated without cause, the Company will continue to pay any medical and life insurance premiums for Mr. Carroll and his dependants for the remainder of the term of the Employment Agreement with the beneficiary of the policy making the same contributions.

Redemption and Noncompetition Agreement

     Effective January 25, 2002, the Company entered into a Redemption and Noncompetition Agreement with Mr. Merwin J. Ray (the "Agreement"). Pursuant to this Agreement, which expires on March 30, 2007, Mr. Ray agreed to not compete with the Company in return for a quarterly payment of $77,500 during this five-year period. Mr. Ray also agreed to retain, for at least two years, all of his direct ownership in the Company's common stock and, for the following three years, be limited to selling no more than 10% per year of his remaining shares. Pursuant to authorization by the Board of Directors, the Company waived this provision solely with respect to Mr. Ray's sale of 150,000 shares of the Company's common stock in connection with the March 2004 secondary offering of common stock by the Company.

Executive Officer Supplemental Retirement Payment Agreement

     On February 10, 2003, the Company entered into an agreement with Howard F. Bates, Jr. (the "Agreement"). Pursuant to the Agreement, upon Mr. Bates' retirement, the Company will make supplemental payments to Mr. Bates of $1,454.28 per month for a period of 120 months. Should Mr. Bates die, or become totally and permanently disabled, prior to retirement, the Company will make payments to his designated beneficiary of $1,454.28 per month for a period of 120 months. Should Mr. Bates die following his retirement, but before the expiration of 120 months, the unpaid balance of such monthly payments will be paid monthly for the remainder of the period to his designated beneficiary.

Stock Option Grants

     No stock options were granted for the fiscal year ended September 30, 2005.

Option Exercises and Holdings

     The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised stock options held as of September 30, 2005.


                                               Aggregated Option Exercises in Last Fiscal Year
                                                    and Fiscal Year-End Option Values


                                                                   Number of Securities
                                                                  Underlying Unexercised
                                                                         Options at
                                                                     September 30, 2005              Value of Unexercised
                            Shares Acquired                              (# shares)                 In-the-Money Options at
                              on Exercise        Value           ----------------------------        September 30, 2005 (1)
Name                          (# shares)       Realized          Exercisable    Unexercisable     Exercisable    Unexercisable
----                          ----------     ------------        -----------    -------------     -----------    -------------
Bradford T. Ray ...........     10,000           $227,699           77,000          23,000         $1,311,267        $380,553

Michael J. Carroll.........      8,000            182,208            8,000          20,000            123,520         349,968

Joseph P. Bellino..........     33,483            622,608           14,800          10,200            214,032         172,976

Brad A. Goranson...........      3,000             64,653            3,000          12,000             46,320         200,178

Howard F. Bates, Jr........      4,000             74,442                0           5,000                  0          87,492


(1) Pre-tax value based on the fiscal year-end closing price of $25.93 per share.


Retirement Plans

     The Company maintains a 401(k) defined contribution retirement plan and the Steel Technologies Inc. Nonqualified Deferred Compensation Plan. The Company's contribution to each of the named executive officers participating in these plans has been included under the caption "All Other Compensation" in the summary compensation table.

Certain Transactions

     Stuart N. Ray became the majority shareholder in April 1998 and the sole shareholder in January 2002 of The Peregrine Company ("Peregrine"). He is a Director and Vice President of the Company. Peregrine was organized in 1994 to engage in the business of purchasing and reselling scrap steel products. The Company is a major supplier of scrap steel to Peregrine. Total amounts paid by Peregrine to the Company in fiscal 2005 for scrap steel products were approximately $17,764,000. In July 1995, the Board of Directors approved the sale of scrap steel products to Peregrine and its predecessor entity, in such amounts, for such prices, and upon such terms as the authorized officer of the Company from time to time determines to be in the best interests of the Company. Management reports all transactions with Peregrine to the Audit Committee of the Board of Directors as frequently as requested by the Committee, but at least annually. Most recently, in April 2005, the Audit Committee reviewed and approved transactions between the Company and Peregrine. The Company has the ability to continue or cease selling scrap steel to Peregrine at any time.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. The Committee consists of Mark G. Essig, Chair, Jimmy Dan Conner, Andrew J. Payton, and Doug A. Bawel, all of whom are outside independent Directors. The Committee meets at least annually to review the compensation program for the executive officers of the Company. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors except where required to be made solely by the Committee. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Policy

     The compensation policy of the Committee is based upon several goals. They are as follows:

          . To encourage the achievement of strong financial and operational performance of the Company;

          . To align compensation with the Company's annual and long-term business strategies and objectives; and

          .    To attract, retain, and motivate top quality executives.

Executive Compensation Program

     The Committee believes that a meaningful portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus, and long-term incentive compensation. The Committee believes that this combination reflects the Committee's policy that the executive officers' compensation should be related to profitability.

     Base Salary and Bonus. The Committee's practices in determining base salaries for the executive officers are largely subjective and not subject to specific measurement criteria. The Committee reviews information regarding historical compensation for each executive officer on an individual basis as well as the relationship of the individual's compensation to the overall compensation of all executive officers of the Company. Additionally, the Committee considers the relationship of the executive officers' compensation to the compensation of other executive officers in the intermediate steel processing industry. The Committee also solicits recommendations from the Chairman of the Board for annual compensation of the executive officers. No specific weighting is given to any of the foregoing factors in evaluating annual compensation for the executive officers.

     A significant amount of each executive officer's compensation is tied to the Company's profitability and is the largest variable in determining annual compensation. The Company's executive officers, along with certain other key employees, participate in the Company's cash bonus plan (the "Bonus Plan"). The Bonus Plan provides that the participants receive an amount equal to approximately 7% of the Company's adjusted net income. Each executive officer's participating percentage in the bonus program can be adjusted, up or down, based upon performance as determined by the Committee after consultation with the Chairman of the Board and is not limited to a percentage of base salary. The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the

Company to use their leadership to improve the profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and encourage management to make decisions in the short and long-term best interest of the Company.

     Long-Term Incentives. The Committee believes that, in addition to the Bonus Plan, which should motivate the executive officers to improve current profitability, it is appropriate for the Company to provide long-term incentives to motivate the executive officers to improve long-term profitability as well.

     The executive officers of the Company have outstanding options under the 1995 Stock Option Plan and the 2000 Stock Option Plan (collectively the "Stock Option Plans"). Subject to shareholder approval, the Committee and the Board of Directors have considered, approved, and are recommending approval by the shareholders of the 2006 Restricted Stock Plan. The purpose of the Stock Option Plans and the 2006 Restricted Stock Plan are to further the interests of the Company by encouraging key employees, including the executive officers, to remain as employees and by providing the employees with additional incentives for performance and efficiency consistent with the long-term best interests of the shareholders. The Committee believes that the Stock Option Plans and the 2006 Restricted Stock Plan provide the Company with the ability to meet the goals of the executive compensation program as it aligns the interest of the executive officers with the interest of the shareholders by providing value to the executive officers directly tied to the value of the Company's stock.

     Factors considered by the Committee in granting new stock options to the executive officers include the position held by each individual in the Company, the individual's performance, and the timing and amount of previous grants. The Committee did not issue options to the Company's executive officers in fiscal 2005.

Compensation of the Chief Executive Officer

     Consistent with the Committee's general philosophy for compensation, Bradford T. Ray is compensated through base salary, bonus and incentive compensation. As with other executive officers, the profitability of the Company is the primary variable in the compensation paid to these executive officers. In evaluating annual compensation for Mr. Ray, the Committee examines the operating performance of the Company for prior years, as well as the projections and expectations for the current year and considers the reported compensation of companies included in its peer group.

     Under Mr. Ray's direction, the Company has continued to make significant capital expenditures in new and improved equipment and facilities, as well as investments in acquisitions, subsidiaries and joint ventures, all with the effect of diversifying the Company's products and services. This aggressive commitment to market expansion enables the Company to increase the products and services offered to the marketplace and expand its capabilities to meet its customers' increasing needs, all of which are expected to add to shareholder value. The Committee believes that the performance and direction of Mr. Ray has been critical to the success of the Company. In determining the Chief Executive Officer's base salary and bonus percentage for 2005, the Committee noted these factors as well as the Company's operational and financial results for fiscal 2004 in relation to prior years and the Company's peer group. Consistent with Mr. Ray's recommendation, the Committee made no increase in his existing base salary and bonus percentage for the current year.

     The Committee believes the variable components of the Chief Executive Officer's compensation provide performance-related compensation adequate to motivate the Chief Executive Officer to use his leadership to improve the Company's profitability. A substantial portion of the Chief Executive Officer's annual compensation corresponds directly to the financial performance of the Company through his participation in the Bonus Plan. The Chief Executive Officer also benefits from the appreciation in value of the Company's stock through the Company's Stock Option Plans. The Committee takes note of the fact that Mr. Bradford T. Ray owns a significant number of shares of the Company's stock, and believes that his ownership interest creates an additional incentive to provide the leadership necessary to improve the long-term profitability of the Company.

Employment Agreement

     As described in the text of the Proxy, the Compensation Committee considered, approved, and recommended that the Board of Directors approve, with such approval occurring at the November 2004 meeting, the Company entering into an Employment Agreement with Mr. Michael J. Carroll effective November 19, 2004 (the "Agreement"), which will expire on January 15, 2010.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

     The Committee has carefully considered the effect of Section 162(m) on the Company's existing compensation program. For the foreseeable future, the Committee anticipates that compensation received by its covered executives will be within the limits on deductibility. The Committee has been advised that, based on regulations issued by the Internal Revenue Service, outstanding stock options granted under the Stock Option Plans will be unaffected by Section 162(m).

     The Committee will continue to assess the practical impact of Section 162(m) on the Company's executive compensation program and determine what additional action, if any, is appropriate. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program.


                                     COMPENSATION COMMITTEE

                                     Mark G. Essig, Chair
                                     Doug A. Bawel
                                     Jimmy Dan Conner
                                     Andrew J. Payton

                             AUDIT COMMITTEE REPORT

     The Audit Committee currently consists of three independent directors. The Board has determined that each Committee member meets the current standards of the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market (the "Exchange") to be considered an "independent director." The Board has also determined that one member, Mark G. Essig, is an "Audit Committee financial expert" as defined by the SEC. The Committee has a Charter, which was adopted by the Board on April 28, 2000, with revisions adopted on November 7, 2003 and July 22, 2005. The Charter describes what the Committee does and meets the standards of the SEC and the rules of the Exchange. The Committee reviews and assesses the adequacy of the Charter on an annual basis. PricewaterhouseCoopers LLP (the "independent auditor") was retained by the Committee to perform an integrated audit of the Company's consolidated financial statements. As prescribed by the Charter, the independent auditor reports directly to the Committee. The Audit Committee also has authority to retain independent legal, accounting or other advisors at the Company's expense. The Audit Committee Charter is included as Attachment A to this proxy statement.

     As described more fully in its Charter, the Committee monitors and oversees the financial reporting process, the system of internal controls, the internal audit function, the independent auditor, and the Company's program for legal and regulatory compliance. To place the Committee's role in perspective, management is responsible for the Company's internal controls, the preparation of financial statements in accordance with generally accepted accounting principles, the financial reporting process, and the Company's compliance. The independent auditor is responsible for performing an audit of the Company's financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (United States), on the effectiveness of the Company's internal control over financial reporting and on management's assessment of the effectiveness of the Company's internal control over financial reporting. The Committee reviews the work of management, the Company's internal auditor and the independent auditor on behalf of the Board of Directors.

     The Committee also considers reports from the Company's internal audit department, which investigates the adequacy of internal financial controls. The Committee reviews reports from the Company's legal department on compliance with the Company's internal Code of Conduct; with the Company's Code of Ethics for the Chief Executive Officer, Financial Executives, and Financial Professionals; and with laws and regulations.

     The Committee met seven times during the year, during which the committee members had discussions with management, the Company's internal auditor and, at five of those meetings, with the independent auditor. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed and discussed those statements with management and the independent auditor, including discussions with the independent auditor with representatives of management excluded. Those discussions included a review with management and the independent auditor of the reasonableness of significant estimates and judgments used by management in the preparation of the Company's financial statements and the Company's critical accounting policies. The
Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by No. 90 (Audit Committee Communications). The independent auditor gave to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditor their independence and ability to conduct the audit. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending September 30, 2005.

     The following table shows the fees that the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2005 and 2004.


                                                      2005         2004
                                                    ---------------------
 Audit Fees
       Registration Statement Review                $      0    $ 58,600
       Other Audit Fees                             $566,600    $ 98,800
                                                    --------    --------
            Total Audit Fees                        $566,600    $156,400

Audit-Related Fees                                  $      0    $ 21,600
Tax Fees                                            $ 54,500    $ 11,533
                                                    --------    --------
            Total                                   $621,100    $190,533


     Audit Fees. This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements. In addition, audit fees incurred in fiscal 2005 include the audit of the Company's internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and the evaluation of management's assessment of the effectiveness of the Company's internal control over financial reporting.
     Registration Statement Review. This category, within Audit Fees, includes fees for reviews of registration statements filed with the SEC and issuances of related letters to underwriters and consents, primarily in connection with the public offering of common stock completed in March 2004.
     Audit-Related Fees. This category consists principally of consultation relative to the documentation of the Company's internal control over financial reporting.
     Tax Fees. This category consists principally of reviews of tax returns and advice on tax matters.
     Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. The Audit Committee approved the fiscal 2005 audit and non-audit services provided by PricewaterhouseCoopers LLP. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence. The Audit Committee implemented pre-approval policies and procedures related to the provision of both audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of service to be provided by PricewaterhouseCoopers LLP and their estimated fees. In addition, the Committee must pre-approve PricewaterhouseCoopers LLP rendering personal financial and tax advice to any of the Company's executive officers. During the approval process, the Audit Committee considers the impact of the types of services on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

                                    AUDIT COMMITTEE

                                    Andrew J. Payton, Chair
                                    Doug A. Bawel
                                    Mark G. Essig

                             PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Russell 2000 Index and the S&P Steel Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 2000 and that all dividends were reinvested.





                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             Among Steel Technologies, Inc., The Russell 2000 Index,
                              The S & P Steel Index

                                           As of September 30
                        --------------------------------------------------------

                          2000      2001      2002      2003      2004     2005
                        -------   -------   -------   -------   -------  -------
Steel Technologies Inc. $100.00   $125.67   $279.01   $208.23   $432.71  $443.00
Russell 2000 Index      $100.00   $ 78.79   $ 71.46   $ 97.55   $115.86  $136.66
S & P Steel             $100.00   $108.04   $106.41   $122.12   $248.29  $314.12


*$100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright (c) 2002, Standard & Poor's, a dividion of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

               ITEM II. APPROVAL OF THE 2006 RESTRICTED STOCK PLAN

     The Board of Directors has approved, subject to shareholder approval at the Annual Meeting, the Steel Technologies Inc. 2006 Restricted Stock Plan (the "2006 Plan").

     The following summary of the 2006 Plan is subject to, and qualified in its entirety by, the full text of the 2006 Plan, which is set forth in Attachment B to this Proxy Statement.

General

     The 2006 Plan authorizes the award of stock, as described below, for up to 300,000 shares of Steel Technologies Inc. Common Stock, no par value, which may be awarded as authorized, but unissued, shares. All awards under the 2006 Plan will be made in consideration of services rendered or to be rendered by officers and key employees ("employees") of the Company, its subsidiaries and entities ("related entities") in which the Company has a substantial equity interest, to encourage them to achieve the Company's profit, growth and performance objectives through Common Stock ownership.

     The 2006 Plan provides for the award of shares to employees from and after the date the 2006 Plan is approved by the shareholders. No shares may be awarded under the 2006 Plan after January 26, 2016. The Compensation Committee (a committee of directors, none of whom are employees of the Company) will determine the persons to receive awards under the 2006 Plan and the number of shares to be subject to each award.

     The 2006 Plan participants will be selected, from time to time, by the Compensation Committee. The total number of persons who may receive awards under the 2006 Plan is limited to employees who are responsible for, or contribute to, the management, growth or protection of the business of the Company, its subsidiaries and its related entities. It is not possible at this time to determine who will be selected to receive awards under the 2006 Plan, but it is expected that each such determination will be made on the basis of an individual's present and potential contributions to the Company. The number of shares which may be awarded to any single employee will not be limited by the 2006 Plan.

Stock Awards

     The shares to be awarded under the 2006 Plan shall be authorized, but unissued, shares and will carry all rights of ownership attributable to the Common Stock, including the right to vote the shares, receive dividends, and to purchase securities pursuant to the Rights Agreement dated as of April 24, 1998, between the Company and National City Bank, as Rights Agent. The terms of any award of shares will be determined by the Compensation Committee in its sole discretion at the time of the award. Unless specified by the Committee, none of the shares awarded shall be restricted for a period of less than one year or more than ten years.

     Each award granted under the 2006 Plan will be evidenced by an agreement that will impose certain conditions and restrictions on the shares awarded. Stock awarded under the 2006 Plan shall not be sold, assigned, transferred, or otherwise disposed of during the applicable restriction period(s). If the employment of a participant in the 2006 Plan terminates by reason of permanent total disability or death, the restrictions imposed shall terminate, and certificates for shares of Common Stock shall be released from escrow and delivered to the participant or to participant's personal representative.

Change in Capital and Change in Control

     In the event of a stock dividend, stock split or other change in the Company's capitalization, an adjustment shall be made to the number and type of shares awarded pursuant to the Plan, and shall be subject to any restrictions imposed by the Plan.

     In the event of a Change in Control (as defined in the 2006 Plan) of the Company, certificates for restricted shares shall be cancelled, and the Company shall make a cash payment to the participants for those restricted shares which is equal to the highest price per share received by holders of the Company's common stock related to the Change in Control.

Termination and Amendment

     The Committee may amend, suspend or terminate the 2006 Plan at any time. No amendment may increase the total number of shares which may be awarded under the 2006 Plan (other than in the case of adjustments to reflect future stock dividends or other relevant capitalization changes), change the class of employees eligible to participate in the 2006 Plan, extend the maximum period during which shares may be awarded, or materially increase the benefits accruing to participants in the 2006 Plan. The Committee may amend or alter the terms of any award or any agreement relating thereto at any time, but no such action may affect or in any way impair the rights of a participant under any award without such participant's consent.

Vote Required

     Approval of the 2006 Plan requires the affirmative vote of the holders of a majority of the total votes of the Company's Common Stock cast on the proposal, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

     The Board of Directors recommends that shareholders vote FOR approval of the 2006 Plan.

     The Company maintains two plans that may grant equity compensation, both of which have been approved by shareholders: Steel Technologies Inc. 2000 Stock Option Plan and the Second Steel Technologies Inc. Nonemployee Directors Stock Plan. A third shareholder-approved plan, the Steel Technologies Inc. 1995 Stock Option Plan, has expired, but unexercised options issued under that plan remain outstanding.


                              Number of securities
                               to be issued upon       Weighted-average         Number of securities
                                  exercise of          exercise price of       remaining available for
                              outstanding options,    outstanding options,      future issuance under
Plan Category                 warrants and rights     warrants and rights     equity compensation plans
-------------                 --------------------    --------------------    -------------------------
Equity compensation plans
approved by security holders:

Steel Technologies Inc. 1995
Stock Option Plan                     47,000                 $11.49                           0

Steel Technologies Inc.
2000 Stock Option Plan               257,500                  $8.93                      91,000 (1)

Second Steel Technologies
Inc. Nonemployee Directors
Stock Plan                                 0 (2)               (3)                       47,805
----------------------------- --------------------    --------------------    -------------------------
Equity compensation plans not
approved by security holders          None                    None                        None
----------------------------- --------------------    --------------------    -------------------------
Total                                304,500                  $9.31                     138,805
----------------------------- --------------------    --------------------    -------------------------



(1) The remaining 91,000 shares available on September 30, 2005 were granted on November 4, 2005 at a weighted average exercise price of $25.42.

(2) In order to align the interests of the Company's nonemployee directors with those of its shareholders, Directors who are not officers or employees of the Company receive a fee of $7,500 per quarterly board meeting for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their annual retainer fee in the form of shares of the Company's common stock. Any nonemployee director may elect to receive all of the remaining portion of his or her annual retainer fee in the form of Common Stock.

(3) The number of shares issued to each eligible director is determined quarterly based upon the fair market value of the Company's stock as of the first trading day of the week of the scheduled date of the regular meeting of the Board of Directors.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before August 15, 2006 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

     The Company's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to a meeting of shareholders. Such notice must be submitted to the Secretary of the Company no earlier than 90, nor later than 60 days, before an annual meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the Secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in the Company's proxy statement.


                    PROCEDURES FOR SHAREHOLDER COMMUNICATIONS
                           WITH THE BOARD OF DIRECTORS

     Shareholders who wish to communicate directly with the Board of Directors or the non-management directors, individually or as a group, may do so by sending written communications addressed to them, in care of the corporate secretary, at the Company's corporate offices in Louisville, Kentucky. The Company's corporate secretary shall be responsible for collecting, reviewing and distributing as appropriate all communications sent to the Board of Directors or the non-management directors. The corporate secretary shall not, however, forward communications that concern matters which are unrelated to the duties and responsibilities of the Board of Directors or which the secretary determines to be inappropriate for the Board's consideration. In such cases, the corporate secretary may choose to respond himself or forward correspondence elsewhere within the Company for review and possible response. All communications to the Board of Directors, the non-management directors or to any individual director that relate to the Company's accounting, auditing, internal controls or financial disclosure matters shall be referred immediately to the chair of the Audit Committee.



                                  OTHER MATTERS

     Representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors knows of no business, which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.




                                           By Order of the Board of Directors


                                           John M. Baumann, Jr.
                                           Secretary

Louisville, Kentucky
December 16, 2005

                                  ATTACHMENT A

                             AUDIT COMMITTEE CHARTER

PURPOSE

To assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations, the code of conduct and the code of ethics.

AUTHORITY

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

          * Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization;

          * Resolve any disagreements between management and the auditor regarding financial reporting;

          *    Pre-approve all auditing and non-audit services;

          * Retain independent counsel, accountants, or others to advise the Audit Committee or assist in the conduct of an investigation;

          * Seek any information it requires from employees-all of whom are directed to cooperate with the Audit Committee's requests-or external parties;

          *    Meet  with  company  officers,   external  auditors,  or  outside
               counsel, as necessary.

COMPOSITION

The Audit Committee will consist of at least three members of the board of directors. The Board of Directors or its independent directors will appoint committee members and the committee chair.

Each committee member will satisfy the independence and financial literacy requirements of all applicable laws and regulations and the rules of The Nasdaq Stock Market. At least one member shall be designated as the "audit committee financial expert," as defined by applicable legislation and regulation.

MEETINGS

The Audit Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele-conference or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

The Audit Committee will carry out the following responsibilities:
Financial Statements
     * Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.
     * Review and discuss with management and the external auditors the Company's critical accounting policies and the reasonableness of significant estimates and judgments used by management in the preparation of the Company's financial statements.
     * Review with management and the external auditors the results of the audit, including any difficulties encountered.
     * Review the annual audited financial statements, consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles, and recommend to the Board of Directors whether the audited financial statements should be included in the Company's annual report on Form 10-K.
     * Review other sections of the annual report before release and consider the accuracy and completeness of the information.
     * Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards.
     * Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement.
     * Review interim financial information with management and the external auditors before filing the Company's Form 10-Q with regulators.
     * Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.
Internal Control
     * Consider the effectiveness of the Company's internal control system, including information technology security and control.
     * Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.
Internal Audit
     * Review with management and the chief audit executive the plans, activities, staffing, and organizational structure of the internal audit function.
     * Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.
     * Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.
     * On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.
External Audit
     * Review the external auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.
     * Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.
     * Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors.
     * On a regular basis, meet separately with the external auditors to discuss any matters that the Audit Committee or auditors believe should be discussed privately.
Compliance
     * Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.
     * Review the findings of any examinations by regulatory agencies, and any auditor observations.
     * Review the process for communicating the code of conduct and code of ethics to appropriate Company personnel, and for monitoring compliance therewith.
     * Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
     * Receive and review summary reports of complaints received by the designated independent accounting, internal accounting controls or auditing matters complaint receipt company and any other communications from the complaint receipt company or Code Compliance Officer.
     * Obtain regular updates from management and Company's legal counsel regarding compliance matters and any legal or regulatory matters that may have a material impact on the Company's financial statements.
Reporting Responsibilities
     * Regularly report to the Board of Directors about Audit Committee activities, issues, and related recommendations.
     * Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.
     * Review any other reports the Company issues that relate to Audit Committee responsibilities.
     * Prepare the Audit Committee Report required to be included in the Company's annual proxy statement.
Other Responsibilities
     * Perform other activities related to this charter as requested by the Board of Directors.
     *    Institute and oversee special investigations as needed.
     * Review and assess the adequacy of the Audit Committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.
     *    Review and approve all related party transactions.
     * Confirm annually that all responsibilities outlined in this charter have been carried out.
     *    Evaluate the Audit Committee's performance on a regular basis.



 July 2005

                                  ATTACHMENT B

                             STEEL TECHNOLOGIES INC.
                           2006 RESTRICTED STOCK PLAN

                               1. PURPOSE OF PLAN

     The Steel Technologies Inc. 2006 Restricted Stock Plan (the "2006 Plan") is established by Steel Technologies Inc. on behalf of itself, its subsidiaries and affiliates [1] (collectively, the "Company") in securing and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added commitment which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

                        2. STOCK SUBJECT TO THE 2006 PLAN

     The shares that may be awarded under the 2006 Plan (without payment by participants) shall be the common stock, no par value, of the Company, and shall be authorized, but unissued, shares. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 300,000 shares. Shares forfeited as a result of a participant's termination of employment shall again become available for award under the 2006 Plan.

                                3. ADMINISTRATION

     The 2006 Plan shall be administered by the Compensation Committee of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). No member of the Committee shall be eligible to participate in the 2006 Plan.

     The Committee shall have the sole authority to (i) award shares under the 2006 Plan; (ii) consistent with the 2006 Plan, determine the provisions of the shares to be awarded, the restrictions and other terms and conditions applicable to each award of shares under the 2006 Plan; (iii) interpret the 2006 Plan, the instruments evidencing the restrictions imposed upon stock awarded under the 2006 Plan and the shares awarded under the 2006 Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the 2006 Plan; and (v) generally administer the 2006 Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

                                 4. ELIGIBILITY

     Key employees, including officers, of the Company who are, from time to time, responsible for the management, growth and protection of the business of the Company shall be eligible for awards of


--------------------
[1]  This  includes  Steel  Technologies   Inc.'s  Mexican   subsidiary,   Steel
Technologies de Mexico S.A. de C.V. and corporate joint venture, Mi-Tech Steel, Inc.

stock under the 2006 Plan. No member of the Board of Directors of the Company shall be eligible to participate in the 2006 Plan unless such director is also an employee of the Company. The employees who shall receive awards under the 2006 Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such employee selected. The Committee may, within the terms of the 2006 Plan, be selective and non-uniform with respect to its determination of the amount of awards and the eligible employees to whom such awards are made.

                        5. RIGHTS WITH RESPECT TO SHARES

     An employee to whom an award of Common Stock is made hereunder shall have, after delivery to the Company or its designee of a certificate or certificates for such stock to be held in escrow on such employee's behalf, all rights of ownership with respect to such stock including the right to vote the same and receive any dividends paid thereon, subject, however, to the terms, conditions and restrictions contained in the 2006 Plan and in the instrument under which the award is made.

                          6. INVESTMENT REPRESENTATION

     If the shares of Common Stock that have been awarded to an employee pursuant to the terms of the 2006 Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such employee pursuant to the 2006 Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such employee as acquired such shares of Common Stock for the participant's own account and not with a view to the distribution thereof.

                                 7. RESTRICTIONS

(a) Terms, Conditions and Restrictions. In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the instrument under which awards of Common Stock are made pursuant to the 2006 Plan, (i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than one year or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in paragraph
(e) below, the recipient of the award shall remain in the employ of the Company during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.

(b) Transferability Restriction. No share awarded under the 2006 Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.

(c) Agreements; Stock Legend. As a condition to the grant of an award under the 2006 Plan, each eligible employee selected to participate shall execute and deliver to the Company an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Common Stock awarded. Certificates for shares of Common Stock delivered pursuant to such awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such awards are subject.

(d) Additional Conditions. In the agreements evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate including, without limitation, that the Company shall have the right to deduct from payments of any kind due to the participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded.

(e) Lapse of Restrictions. The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, unless otherwise specified by the
Committee:

         (i)      the expiration of the Restriction Period;

         (ii)     the participant's total and permanent disability; or

         (iii)    the participant's death.

     Certificates for shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the participant or, in the event of participant's death, to participant's personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

                        8. CHANGES IN CAPITAL OR CONTROL

     If the outstanding Common Stock of the Company subject to the 2006 Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, an appropriate adjustment shall be made in the number and kind of shares that have been awarded pursuant to the 2006 Plan and are subject to restrictions imposed by the 2006 Plan and that may thereafter be awarded hereunder.

     Notwithstanding any other provision of the 2006 Plan, upon the occurrence of a Change in Control, as defined below, the stock certificates evidencing any Restricted Shares shall be cancelled and the Company shall make a cash payment to the participants in an amount equal to the highest price per share received by holders of the Company's Common Stock in connection with the Change in Control multiplied by the then number of Restricted Shares, with any non-cash consideration valued in good faith by the Committee. The Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments.

     For purposes of the 2006 Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

     (a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner
(within the meaning of Rule 13d-3 under such Act) of 20% or more of the Company's outstanding Common Stock;

     (b) there occurs within any period of two consecutive years any change in the directors of the Company such that the members of the Company's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

     (c) the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another Company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such Company or other entity immediately after such transaction is held in the aggregate by holders of the Company's Common Stock immediately before such transaction.

     In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution which results in the occurrence of any of the foregoing events, and the employment of a participant is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and the participants shall be entitled to the payment as of such date with respect to any forfeited Restricted Shares.

                                9. MISCELLANEOUS

(a) No Right to Receive Award. Nothing in the 2006 Plan shall be construed to give any employee of the Company any right to receive an award under the 2006 Plan.

(b) Additional Shares Received With Respect to Restricted Stock. Any shares of Common Stock or other securities of the Company received by an employee as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

(c) No Effect on Employment Rights. Nothing in the 2006 Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Company or a subsidiary to terminate an employee's employment at any time, or give any right to an employee to remain employed by the Company.

                         10. EFFECTIVE DATE OF 2006 PLAN

     The 2006 Plan shall become effective when approved by the Shareholders of the Company.

                                 11. AMENDMENTS

     The Committee may amend or terminate the 2006 Plan without shareholder approval unless shareholder approval is required by any federal or state law or regulation or the rules of The Nasdaq Stock Market. The Committee shall not have the right to amend the 2006 Plan to:

     (i) except as provided in paragraph 9(b) of the 2006 Plan, increase the maximum number of shares reserved for purposes of the 2006 Plan;

     (ii) extend the duration of the 2006 Plan; or

     (iii) materially increase the benefits accruing to participants under the 2006 Plan.

     Any amendment or alteration which impairs the rights of any participant during the Restriction Period is not effective unless written consent from the participant is obtained.

                          12. DURATION AND TERMINATION

     This 2006 Plan shall terminate, and no further stock shall be awarded hereunder, after January 26, 2016. In addition, the Committee may terminate the 2006 Plan at any time prior thereto. The termination of this 2006 Plan shall not, however, affect any restriction previously imposed or restricted stock awarded pursuant to this 2006 Plan.

                        13. COMPLIANCE WITH SECTION 16(B)

     The 2006 Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the 2006 Plan. Any provision of the 2006 Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company.

                            STEEL TECHNOLOGIES INC.

          This Proxy is Solicited on behalf of the Board of Directors

     The undersigned hereby appoints Bradford T. Ray and Michael J. Carroll, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of Steel Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 26, 2006 at 9:00 A.M. EST, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments within 120 days thereof.

                                   Dated:                               ,200
                                         -----------------------------       ---


                                   ---------------------------------------------
                                    Signature


                                   ---------------------------------------------
                                    Signature

                                   Name (s) should be signed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.



PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of proposal 2.

The Board of Directors recommends a vote "FOR" each of the following proposals:

     1.   ELECTION OF DIRECTORS

         [   ] FOR all nominees listed    [   ] WITHHOLD AUTHORITY
               below (except as marked          to vote for all
               to the contrary below)           nominees listed below

          NOMINEES:  Jimmy Dan Conner      Andrew J. Payton      Mark G. Essig

     (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, the proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)

--------------------------------------------------------------------------------

     2.    PROPOSAL TO ADOPT THE COMPANY'S 2006 RESTRICTED STOCK PLAN


                   [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE